UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 9, 2017

LOEWS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6541	13-2646102
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

667 Madison Avenue, New York, N.Y.	10065-8087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 521-2000

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 5.07	Submission of Matters to a Vote of Security Holders.

   Set forth below is information relating to the 2017 annual meeting of shareholders of the Registrant (the “Annual Meeting”).

The Annual Meeting was called to order at 11:00 A.M. on May 9, 2017. Represented at the meeting, in person or by proxy, were shares of common stock, par value $0.01 per share, of the Registrant (“common stock”) representing 304,559,580 votes, approximately 90.5% of the votes represented by the issued and outstanding shares of common stock entitled to vote.

The following business was transacted:

Election of Directors

Shares representing over 80.5% of the votes cast for directors were voted for the election of each of the following directors, each of whom was elected. The number of votes for, against and abstained and all shares as to which brokers indicated that they did not have the authority to vote (“Broker Non-Votes”) with respect to each director were as follows:

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes

Lawrence S. Bacow	289,786,665	1,107,214	113,635	13,552,066
Ann E. Berman	289,133,195	1,763,643	110,676	13,552,066
Joseph L. Bower	281,717,622	9,174,651	115,241	13,552,066
Charles D. Davidson	289,912,861	981,807	112,846	13,552,066
Charles M. Diker	287,356,369	3,536,730	114,415	13,552,066
Jacob A. Frenkel	234,103,656	56,792,253	111,605	13,552,066
Paul J. Fribourg	256,118,596	34,782,388	106,530	13,552,066
Walter L. Harris	234,049,882	56,847,502	110,130	13,552,066
Philip A. Laskawy	287,932,188	2,958,754	116,572	13,552,066
Ken Miller	288,820,844	2,065,021	121,649	13,552,066
Andrew H. Tisch	254,369,733	36,351,946	285,835	13,552,066
James S. Tisch	282,356,367	8,574,689	76,458	13,552,066
Jonathan M. Tisch	279,280,647	11,443,120	283,747	13,552,066
Anthony Welters	289,881,749	1,008,359	117,406	13,552,066

Advisory Vote on Executive Compensation

Approved – Shares representing 262,717,718 votes, approximately 90.4% of the votes cast, voted, in an advisory vote, to approve the compensation of the executive officers of the Registrant named in its proxy statement dated March 29, 2017 (a “Say-on-Pay Proposal”). Shares representing 27,832,555 votes, approximately 9.6% of the votes cast, voted against, and shares representing 457,241 votes abstained. In addition, there were 13,552,066 Broker Non-Votes.

Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation

Annual – Shares representing 268,053,682 votes, approximately 92.3% of the votes cast, voted, in an advisory vote, to submit a Say-on-Pay Proposal to the Registrant’s shareholders every year. Shares representing 154,347 votes, approximately 0.1% of the votes cast, voted to submit a Say-on-Pay Proposal to the Registrant’s shareholders every two years. Shares representing 22,160,958 votes, approximately 7.6% of the votes cast, voted to submit a Say-on-Pay Proposal to the Registrant’s shareholders every three years. Shares representing 638,527 votes abstained. In addition, there were 13,552,066 Broker Non-Votes.

In light of the vote of the shareholders on this item, the Registrant’s Board of Directors has determined that an advisory vote to approve the compensation of the named executive officers of the Registrant will be conducted every year, until the next shareholder advisory vote on the frequency of the advisory vote to approve the compensation of the named executive officers of the Registrant.

Ratification of the Appointment of Independent Auditors

Approved – Shares representing 302,673,268 votes, approximately 99.4% of the votes cast, voted to ratify the appointment of Deloitte & Touche, LLP as independent auditors for the Registrant. Shares representing 1,799,855 votes, approximately 0.6% of the votes cast, voted against, and shares representing 86,457 votes abstained.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOEWS CORPORATION
(Registrant)

Dated: May 11, 2017	By:	/s/ Marc A. Alpert
Marc A. Alpert
Senior Vice President,
General Counsel and Secretary